SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2004

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39 Second Street NW, Hickory, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

Not Applicable

(Former address of principal executive offices)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On July 14, 2004, Integrity Financial Corporation (the “Registrant”) announced financial results for the quarter ended June 30, 2004, reporting earnings of $1,325,963 or $0.29 per share. This compares to $1,338,651 or $0.29 per share for the comparable period in 2003. A copy of the press release (the “Press Release”) announcing the Registrant’s results for the quarter ended June 30, 2004 and the copy of quarter ended June 30, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 14, 2004, Integrity Financial Corporation (the “Registrant”) announced financial results for the quarter ended June 30, 2004, reporting earnings of $1,325,963 or $0.29 per share. This compares to $1,338,651 or $0.29 per share for the comparable period in 2003. A copy of the press release (the “Press Release”) announcing the Registrant’s results for the quarter ended June 30, 2004 and the copy of quarter ended June 30, 2003 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 12.

This Current Report on Form 8-K-A (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ R. Steve Aaron
R. Steve Aaron President and Chief Executive Officer

Dated: July 14, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release

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